Exhibit 10.44

AMENDMENT NO. 1 TO

INVESTOR RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT, dated as of February 12, 2013 (this “Amendment”), is by and among SIRVA, Inc., a Delaware corporation (the “Corporation”), and the stockholders of the Corporation listed on the signature pages hereto. Capitalized terms used herein but not defined shall have the meanings set forth in the Investor Rights Agreement dated as of March 17, 2011 by and among the Corporation and the other parties thereto (the “Agreement”).

RECITALS

WHEREAS, the Corporation and the other parties thereto previously entered into the Agreement;

WHEREAS, pursuant to Section 5B of the Agreement, the provisions of the Agreement contemplated to be amended hereby may be amended with the consent of the Corporation and the Majority Purchasers; and

WHEREAS, the stockholders signatory hereto constitute the Majority Purchasers.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

Section 1 Amendment to the Agreement. Section 3 of the Agreement is hereby amended such that each reference to Equity Interests therein shall hereafter be a reference to Preferred Stock (which, for the avoidance of doubt, only includes the Corporation’s Series A Preferred Stock, par value $0.01 per share, as designated, created and authorized pursuant to the Certificate of Designations, Preferences, and Relative, Optional and other Special Rights of Series A Preferred Stock, as the same may be amended from time to time).

Section 2 Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Agreement other than those specifically amended as set forth above.

Section 3 Successors and Assigns. This Amendment will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 4 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 5 Facsimile Signature. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SIRVA, INC.

By:	/s/ David P. Chameli

Name:	David P. Chameli
Title:	Secretary

Signature Page to Amendment No. 1 to Investor Rights Agreement

COMMERCIAL FINANCE SERVICES 1107, LLC

By:	/s/ Gerald L. Parsky

Name:
Title:

Signature Page to Amendment No. 1 to Investor Rights Agreement

EGI FUND (08-10) INVESTORS, L.L.C.

By:	/s/ Philip G. Tinkler

Name:	Philip G. Tinkler
Title:	Vice President

EGI FUND (11-13) INVESTORS, L.L.C.

By:	/s/ Philip G. Tinkler

Name:	Philip G. Tinkler
Title:	Vice President

Signature Page to Amendment No. 1 to Investor Rights Agreement